                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)

                             THE TIMBERLAND COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                          11 MERRILL INDUSTRIAL DRIVE
                       HAMPTON, NEW HAMPSHIRE 03842-5050

                                                                  April 20, 1994

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 1994 Annual Meeting of Stockholders to be held Thursday, May 19, 1994, at 9:30 a.m. at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                            Cordially,

                                            /S/ SIDNEY W. SWARTZ

                                            SIDNEY W. SWARTZ
                                            Chairman, Chief Executive Officer
                                            and President

                             THE TIMBERLAND COMPANY
                          11 MERRILL INDUSTRIAL DRIVE
                       HAMPTON, NEW HAMPSHIRE 03842-5050

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1994

     The 1994 Annual Meeting of Stockholders of The Timberland Company will be held on Thursday, May 19, 1994, at 9:30 a.m. at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To fix the number of directors for the coming year at six, subject to further action by the Board of Directors as provided in the By-Laws, and to elect six directors to hold office until their successors shall have been duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Two of the directors will be elected by the holders of Class A Common Stock voting separately as a class. The remaining four directors will be elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class.

     The Board of Directors has fixed the close of business on Friday, April 15, 1994, as the record date for the determination of stockholders entitled to notice of and to vote and act at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote and act at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /S/ JOHN E. BEARD

                                            JOHN E. BEARD
                                            Secretary

April 20, 1994

                             THE TIMBERLAND COMPANY
                          11 MERRILL INDUSTRIAL DRIVE
                       HAMPTON, NEW HAMPSHIRE 03842-5050

                                PROXY STATEMENT
                                 APRIL 20, 1994

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), for use in connection with the 1994 Annual Meeting of Stockholders of the Company to be held on May 19, 1994, and any adjourned sessions thereof. The complete mailing address of the executive offices of the Company is 11 Merrill Industrial Drive, P.O. Box 5050, Hampton, New Hampshire 03842-5050, and the Company's telephone number is (603) 926-1600. The matters to be acted upon at the Annual Meeting are stated in the accompanying Notice of Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record as of the close of business on April 15, 1994, are entitled to vote at the Annual Meeting and any adjournments thereof. As of April 15, 1994, Timberland had outstanding 7,619,766 shares of Class A Common Stock and 3,237,121 shares of Class B Common Stock.

     All costs of solicitation of proxies will be borne by Timberland. In addition to solicitation of proxies by mail or telegram, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company, none of whom will be specially compensated for such solicitation. The expected date of the first mailing of this Proxy Statement and the enclosed proxy is April 20, 1994.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, then they will be voted to fix the number of directors at six and to elect the six nominees. Should any person so named as nominee be unable to serve as director, the persons appointed as proxy for the Annual Meeting may, in their discretion, vote for such other person or vote to fix the number of directors at such number less than six, as the Board of Directors may recommend. The Company has no reason to believe that any of the nominees will not be available for election. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person, by filing with the Secretary of Timberland an instrument in writing revoking the proxy or by delivering to the Secretary a newly executed proxy bearing a later date.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, it is the intention of the persons appointed as proxy to vote on such matters in accordance with their judgment.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting.

     Each share of Class A Common Stock entitles the holder of record thereof to one vote, and each share of Class B Common Stock entitles the holder of record thereof to ten votes. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees, Messrs. Brennan and Schwarz. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of the other four nominees. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class on any other matters to be voted upon at the Annual Meeting.

     The six nominees for election as directors who receive the greatest number of votes properly cast for the election of directors at the Annual Meeting shall be elected. Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or a "broker non-vote" (i.e., shares represented at the Annual Meeting held by brokers or shareholder nominees as to which (i) instructions have not been received from the beneficial owners thereof or persons entitled to vote such shares and (ii) the broker or nominee does not have the discretionary voting power on a particular matter with respect to such shares) will count as shares present and entitled to vote for purposes of determining the presence of a quorum. Such shares, however, will not constitute votes cast at the Annual Meeting and, thus, will have no effect on the outcome.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche has been selected as the Company's independent accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1994, and to report the results of their audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

     On August 11, 1992, the Audit Committee recommended to the Board of Directors that the Company appoint Deloitte & Touche as the Company's independent accountants. By Unanimous Consent dated August 12, 1992, the Board of Directors appointed Deloitte & Touche as the Company's independent accountants to replace Arthur Andersen & Co. for fiscal 1992. Management did not consult with Deloitte & Touche on any accounting, auditing or reporting matter prior to their appointment as independent accountants for the Company. During the two fiscal years ended December 31, 1991 and the interim period subsequent to December 31, 1991, there had been no disagreements with Arthur Andersen & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. Arthur Andersen's report on the Company's financial statements for such two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                             ELECTION OF DIRECTORS

     The directors are elected at each Annual Meeting of Stockholders to serve for the ensuing year and until their respective successors have been duly elected and qualified. The By-Laws of the Company specify that the number of directors of the Company may be determined by the Board of Directors or by the stockholders. Proxies, unless marked to the contrary, will be voted at the 1994 Annual Meeting to fix the number of directors at six and to elect the six nominees for the ensuing year and until their respective successors have been duly elected and qualified. The number of directors fixed at the Annual Meeting is subject to later increase by action of the stockholders or by a majority of the directors. Any vacancy arising on the Board of Directors may be filled by the stockholders or by a majority of the directors.

     The present Board consists of six members, all of whom were elected directors at the 1993 Annual Meeting of Stockholders held on May 20, 1993. Messrs. Brennan and Schwarz were elected by the holders of Class A Common Stock voting separately as a class and Messrs. Agate, Jeffrey Swartz, Sidney Swartz and Zaleznik were elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class. All of such directors are nominees for election at the Annual Meeting.


INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations for at least the past five years and certain other information with respect to the nominees for election are as follows:

       NAME AND YEAR                                BUSINESS EXPERIENCE AND
   FIRST ELECTED DIRECTOR     AGE           DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
- ----------------------------  ----  -------------------------------------------------------
Sidney W. Swartz (1978).....   58   Since June 1986, Mr. Swartz has served the Company as
                                    Chairman of the Board, Chief Executive Officer and
                                    President; from 1978 until June 1986, he was Treasurer
                                    of Timberland.

Jeffrey B. Swartz (1990)....   34   Since May 1991, Mr. Swartz has served the Company as
                                    Chief Operating Officer; he has also served as
                                    Executive Vice President since March 1990. From June
                                    1986 to February 1990, Mr. Swartz served the Company in
                                    a variety of positions, including: Senior Vice
                                    President of International Operations, Vice
                                    President--Operations/Manufacturing, Vice President--
                                    International and General Manager of International
                                    Business. Jeffrey Swartz is the son of Sidney Swartz.

John F. Brennan (1987)......   61   Since August 1991, Mr. Brennan has served as Dean of
                                    the School of Management of Suffolk University; from
                                    1984 until July 1991, he was Professor of Management at
                                    Skidmore College. Mr. Brennan is also a director of
                                    Aerovox Incorporated.

Thomas R. Schwarz (1987)....   57   Since October 1990, Mr. Schwarz has served as Chairman
                                    of the Board of Directors of Grossman's Inc. (a
                                    building materials and supply company); from June 1990
                                    to September 1990, he was President of Grossman's Inc.
                                    From 1983 to May 1990, he was President, Chief
                                    Operating Officer and a director of Dunkin' Donuts,
                                    Incorporated.

Abraham Zaleznik (1987).....   70   Since 1990, Mr. Zaleznik has served as Professor
                                    Emeritus of Harvard University and a self-employed
                                    consultant; from 1983 until 1990, he was Konosuke
                                    Matsushita Professor of Leadership at the Harvard
                                    Business School. Mr. Zaleznik is also a director of the
                                    following companies: Grossman's, Inc., Ogden
                                    Corporation (for which he serves as Vice Chairman), Le
                                    Chateau Stores, American Greetings, Inc. and The TJX
                                    Companies, Inc. (where he also serves on the
                                    Compensation Committee).

       NAME AND YEAR                                BUSINESS EXPERIENCE AND
   FIRST ELECTED DIRECTOR     AGE           DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
- ----------------------------  ----  -------------------------------------------------------
Robert M. Agate (1992)......   58   Since January 1992, Mr. Agate has served as Senior
                                    Executive Vice President and Chief Financial Officer of
                                    Colgate-Palmolive Company (a consumer products
                                    company); from October 1987 to January 1992, he was
                                    Executive Vice President and Chief Financial Officer of
                                    Colgate-Palmolive Company.

COMMITTEES OF THE BOARD

     Messrs. Agate, Brennan, Schwarz and Zaleznik are the members of the Company's Compensation Committee, whose functions include setting the compensation and benefits for the Company's directors, Chief Executive Officer, and Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Committee also administers the Company's stock benefit plans, other than the Company's 1991 Stock Option Plan for Non-Employee Directors.

     Messrs. Agate, Brennan, Schwarz and Zaleznik are also members of the Company's Audit Committee, whose functions include recommending to the Board of Directors the appointment of the Company's independent accountants, reviewing the independence of the accountants, meeting with the accountants to review the Company's financial statements and reviewing the Company's accounting procedures and internal controls.

     The Company does not have a nominating or similar committee.

     During 1993, the Board of Directors held four meetings. In addition, the Compensation Committee and the Audit Committee each held three meetings during 1993. Each of the directors attended at least 75% of the total number of meetings of the Board and all committees on which he served.

DIRECTORS' COMPENSATION

     The Company compensates each director who is not an employee of the Company in cash as follows: (i) an annual retainer of $10,000; (ii) a fee of $1,000 for each meeting of the Board attended; and (iii) a fee of $500 for each meeting of a Committee of the Board attended. The Timberland Company 1991 Stock Option Plan for Non-Employee Directors provides for an initial option grant to purchase up to 5,000 shares of the Company's Class A Common Stock, at a price equal to the fair market value on the date of grant, to each newly elected, eligible director. Thereafter, for each additional full year of service, option grants are made to each eligible director to purchase up to 1,250 shares of the Company's Class A Common Stock, at a price equal to the fair market value on the date of grant, on the anniversary of the initial grant. Rights to exercise these options vest at a rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant for so long as the holder remains a director of the Company. Accordingly, on May 20, 1993, Messrs. Brennan, Schwarz and Zaleznik, and on November 12, 1993, Mr. Agate, were each granted options to purchase up to 1,250 shares of the Company's Class A Common Stock at a price equal to the fair market value of such shares on the respective grant dates.

     Information as to ownership of Company securities by nominees for director is included under the heading, "Security Ownership of Certain Beneficial Owners and Management."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Timothy Schwarz, son of Thomas Schwarz, a member of the Compensation Committee, was elected by the Company's Board of Directors as Vice President--Brand Management on December 28, 1993. The 1994 base salary of Timothy Schwarz is $200,000.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation awarded to, earned by or paid to the Chief Executive Officer, the four other most highly compensated executive officers of the Company who served as such at December 31, 1993 and two other persons who were executive officers during 1993, but not at December 31, 1993 (hereafter all the foregoing persons are together referred to as the "Named Executive Officers"), for the fiscal years ended
December 31, 1993, 1992 and 1991.


                                                                         LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION         ---------------------------
                                    ---------------------------------     AWARDS        PAYOUTS
                                                             (E)       ------------  -------------
                                                            OTHER          (G)                          (I)
            (A)                                             ANNUAL      SECURITIES        (H)        ALL OTHER
          NAME AND           (B)       (C)       (D)       COMPEN-      UNDERLYING       LTIP         COMPEN-
     PRINCIPAL POSITION      YEAR   SALARY($)  BONUS($)  SATION($)(1)   OPTIONS(#)   PAYOUTS($)(2)  SATION($)(3)
- ---------------------------- ----   ---------  --------  ------------  ------------  -------------  ------------
(CURRENT NAMED EXECUTIVE
  OFFICERS)
Sidney W. Swartz(4)......... 1993    441,369    95,630        --            --          132,734         5,037
President and Chief          1992    425,022   127,507        --            --             --           4,804
Executive Officer            1991    425,022    50,153        --            --             --            --
                             ----    -------    ------      ------        ------         ------        ------
Jeffrey B. Swartz........... 1993    274,922    59,629        --          50,000         55,177           540
Chief Operating Officer and  1992    215,000    64,500        --          25,000           --             440
Executive Vice President     1991    200,000    30,000        --           5,000           --            --
                             ----    -------    ------      ------        ------         ------        ------
Kenneth A. Snyder........... 1993    207,692    46,500        --          10,000         41,640         4,078
Sr. Vice President--         1992    190,006    51,302      50,260        10,000           --           2,318
Domestic Sales               1991    175,000    22,500        --           5,000           --            --
                             ----    -------    ------      ------        ------         ------        ------
Edmund J. Feeley(5)......... 1993    168,173    40,837      45,243        25,000           --             396
Sr. Vice President--         1992       --        --          --            --             --            --
Manufacturing and Operations 1991       --        --          --            --             --            --
                             ----    -------    ------      ------        ------         ------        ------
Jane E. Owens(6)............ 1993    152,654    24,990        --           6,500           --             353
Vice President and           1992     42,539     1,000        --          11,500           --             112
General Counsel              1991       --        --          --            --             --            --
                             ----    -------    ------      ------        ------         ------        ------
(FORMER NAMED EXECUTIVE
  OFFICERS)
John R. Ranelli(7).......... 1993    164,302    32,130      49,958        10,000         42,473        60,428
Sr. Vice President--Finance  1992    190,003    54,151        --          10,000           --           3,327
and Administration           1991    172,923    22,500        --            --             --            --
                             ----    -------    ------      ------        ------         ------        ------
Frederick A. Conti(8)....... 1993    174,462    10,000        --           4,500           --           2,212
Vice President--Finance      1992    143,616    18,333        --           3,000           --             352
                             1991       --        --          --            --             --            --
                             ----    -------    ------      ------        ------         ------        ------

- ---------------

(1) The amount indicated for Mr. Snyder reflects an auto allowance of $7,500 and relocation expenses of $42,760 paid during 1992. The amount indicated for Mr. Feeley includes an auto allowance of $6,115, relocation expenses of $38,128 and $1,000 for tax and financial planning advice paid during 1993. The amount indicated for Mr. Ranelli reflects an auto allowance of $8,100, relocation expenses of $40,858 and $1,000 for tax and financial planning advice paid during 1993.

(2) These amounts represent incentive payments for the three-year period ended December 31, 1993. These amounts were paid during 1994.


(3) In 1993, the Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, respectively, as follows: Mr. Sidney Swartz $540 and $4,497; Mr. Jeffrey Swartz $540 and $0; Mr. Snyder $480 and $3,598; Mr. Feeley, $396 and $0; Ms. Owens, $353 and $0; Mr.
    Ranelli $490 and $3,128; and Mr. Conti $403 and $1,809. In addition, $56,810 included in the column entitled "All Other Compensation" represents severance payments paid to Mr. Ranelli in 1993.

(4) Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this report for certain benefits payable upon the death of Sidney Swartz.

(5) Mr. Feeley joined the Company on January 1, 1993. He was elected Senior Vice President-- Manufacturing and Operations of the Company by the Board of Directors on February 19, 1993.

(6) Ms. Owens joined the Company on September 8, 1992. She was elected Vice President and General Counsel of the Company by the Board of Directors on September 11, 1992.

(7) Mr. Ranelli resigned from the Company on October 4, 1993.

(8) Mr. Conti joined the Company on February 3, 1992. He was elected Vice President--Finance of the Company by the Board of Directors on May 22, 1992 and resigned from that position on November 15, 1993. Mr. Conti remains an employee of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options, if any, made to the Named Executive Officers during the fiscal year ended December 31, 1993.

                              INDIVIDUAL GRANTS                                       POTENTIAL
- ------------------------------------------------------------------------------   REALIZABLE VALUE AT
                                 (B)                                               ASSUMED ANNUAL
                                NUMBER       (C)                                   RATES OF STOCK
                                  OF      % OF TOTAL                             PRICE APPRECIATION
                               SECURITIES  OPTIONS                               FOR OPTION TERM(1)
                               UNDERLYING GRANTED TO      (D)                    -------------------
                               OPTIONS    EMPLOYEES    EXERCISE        (E)
             (A)               GRANTED    IN FISCAL     OR BASE    EXPIRATION      (F)        (G)
            NAME                 (#)       YEAR(2)     PRICE($/SH)    DATE        5%($)      10%($)
- -----------------------------  --------   ----------   ---------   -----------   --------   --------
Sidney W. Swartz.............    --           --          --            --           --         --
Jeffrey B. Swartz............   13,000        3.03%      26.00       02/18/03      212,493    538,456
                                37,000        8.61%      83.25       11/11/03    1,936,482  4,907,039
Kenneth A. Snyder............   10,000        2.33%      26.00       02/18/03      163,456    414,197
Edmund J. Feeley.............   15,000        3.49%      26.00       02/18/03      245,184    621,295
                                 5,000        1.16%      56.00       09/09/03      176,030    446,058
                                 5,000        1.16%      83.25       11/11/03      261,687    663,113
Jane E. Owens................    1,500        0.35%      26.00       02/18/03       24,518     62,130
                                 5,000        1.16%      83.25       11/11/03      261,687    663,113
John R. Ranelli(3)...........   10,000        2.33%      26.00       10/04/93        --         --
Frederick A. Conti...........    4,500        1.05%      26.00       02/18/03       73,555    186,389

- ---------------

(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at the stated annualized rate. The dollar amounts in these columns are not intended to forecast possible future appreciation, if any, of the Company's Class A Common Stock price.


(2) All options granted to the Named Executive Officers during 1993 were non-statutory options granted pursuant to the Company's 1987 Stock Option Plan (the "Option Plan"). Under the terms of the Option Plan, options are made exercisable at such time or times as the Compensation Committee may prescribe. To date, all options granted under the Option Plan have been granted at fair market value on the date of grant, vest in equal annual installments of 25% over each of the four following years and are exercisable for up to ten years. In the event of death of an optionee, all options become immediately exercisable and may be exercised for one year thereafter, but in no event longer than the stated term of the option. If an optionee's employment terminates for any other reason, his or her options may be exercised, to the extent then exercisable, for three months following the date of termination. In the event the Company is acquired under certain prescribed circumstances, all outstanding options shall become exercisable immediately prior to the acquisition and shall terminate upon consummation of the acquisition.

(3) The amounts in columns (f) and (g) have not been calculated with respect to options granted to Mr. Ranelli during 1993 because he resigned from the Company on October 4, 1993.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

     The following table sets forth information for each of the Named Executive
Officers as to the total number of exercised and unexercised stock options, if any, held at December 31, 1993 and the value of unexercised "in-the-money" stock options, if any, held at December 31, 1993.

                                                             (D)
                                                                                         (E)
                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                         (B)                               OPTIONS               THE-MONEY OPTIONS AT
                       SHARES          (C)               AT FY-END(#)                FY-END($)(1)
        (A)          ACQUIRED ON      VALUE       --------------------------  --------------------------
        NAME         EXERCISE(#)  REALIZED($)(2)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------- -----------  --------------  -----------  -------------  -----------  -------------
Sidney W. Swartz....      --            --             --            --             --           --
Jeffrey B. Swartz...      --            --           23,750        76,250      1,056,719     1,420,406
Kenneth A. Snyder...      --            --           20,000        25,000        913,625       909,000
Edmund J. Feeley....      --            --             --          25,000           --         410,625
Jane E. Owens.......       800         51,600         2,075        15,125         79,109       369,891
John R. Ranelli.....    21,250      1,515,969          --            --             --           --
Frederick A. Conti..     --             --              750         6,750         28,781       209,531

- ---------------
(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 31, 1993 ($53.375) and the exercise price of those options which are "in-the-money," multiplied by the applicable number of underlying shares.

(2) Represents the closing price of underlying securities at exercise date minus the exercise price of "in-the-money" options.


            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table sets forth information with respect to long term incentive awards made during 1993 to the Named Executive Officers under the Company's Long Term Incentive Plan for Senior Management. The awards shown are for the three-year period beginning January 1, 1993 and ending December 31, 1995
(the "1993-1995 Performance Period"):

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                      NON-STOCK PRICE-BASED PLANS(1)
                                                                      ------------------------------
                                                      (C)
                                             PERFORMANCE OR OTHER        (D)        (E)       (F)
                   (A)                      PERIOD UNTIL MATURATION   THRESHOLD    TARGET   MAXIMUM
                  NAME                             OR PAYOUT             ($)        ($)       ($)
- -----------------------------------------  -------------------------  ---------   --------  --------
Sidney W. Swartz ........................  Three-year period ending     0          132,411   198,617
                                           December 31, 1995
Jeffrey B. Swartz........................  Three-year period ending     0           54,984    82,476
                                           December 31, 1995
Kenneth A. Snyder .......................  Three-year period ending     0           41,538    62,308
                                           December 31, 1995
Edmund J. Feeley ........................  Three-year period ending     0           33,635    50,453
                                           December 31, 1995
Jane E. Owens............................  Three-year period ending     0           30,531    45,797
                                           December 31, 1995
John R. Ranelli(2) ......................             --                --           --        --

Frederick A. Conti.......................  Three-year period ending     0           17,446    26,169
                                           December 31, 1995

- ---------------
(1) The Company's Long Term Incentive Plan for Senior Management provides for target awards under the Plan based solely on the Company's financial performance over a three-year performance period. The financial target for the Company may consist of an earnings per share component or a return on net assets component, or both. Target awards for each participant are calculated as a percentage of such participant's salary in the last year of the three-year performance period. No award will be paid for a three-year performance period if the financial target for that performance period has not been met. If the Company meets its financial target for a three-year performance period, the award for that period will be paid at 100% of the target award. If the Company exceeds its financial target, the award will be pro-rated to the extent that the Company exceeds its target, but in no event will the award exceed 150% of the target award. The Compensation Committee may, from time to time, change the components used to determine the target for any year of a three-year performance period. The amounts shown under column (e) and column (f) are for illustrative purposes only and are computed based on each Named Executive Officer's salary for 1993 and assuming that the Company meets its financial target for the 1993-1995 Performance Period. For the 1993-1995 Performance Period, percentages of salary have been set as follows: Sidney Swartz--30%, Jeffrey Swartz--20%, Kenneth Synder--20%, Edmund Feeley-- 20%, Jane Owens--20% and Frederick Conti--10%.

(2) John Ranelli resigned from the Company on October 4, 1993 and is therefore not eligible to receive any payment for the 1993-1995 Performance Period.


PERFORMANCE GRAPH

     Set forth below is a graph showing the five-year cumulative total return of Timberland's Class A Common Stock as compared with Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile Apparel Manufacturers Index, weighted in proportion to the percent of the Company's business in each industry group.

                                                                  S&P Average
      Measurement Period                                         of 2 Industry
    (Fiscal Year Covered)         Timberland        S&P 500         Groups
1988                                100.00          100.00          100.00
1989                                 75.41          131.69          153.15
1990                                 38.52          127.60          150.37
1991                                 59.84          166.47          302.31
1992                                127.87          179.15          325.73
1993                                350.00          197.21          230.94

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Abraham Zaleznik, Chairman, and Robert M. Agate, John F. Brennan and Thomas R. Schwarz. The Committee's responsibilities include setting the compensation of the Chief Executive Officer and the Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Committee also administers the Company's stock benefit plans, including the 1987 Stock Option Plan (the "Option Plan") and, in that capacity, grants all stock options which are awarded by the Company to its employees.

     In establishing the amounts of compensation in all forms for the Chief Executive Officer and the Chief Operating Officer, and in reviewing the compensation proposed by management for all other executive officers of the Company, the Committee attempts to award amounts which are comparable with the mid-point of the range of compensation amounts set for the equivalent officers in similar companies and in other companies in the Company's geographic region. It is the Company's objective to set annual salary levels for its senior executives somewhat below the competitive mid-point of the comparables and to set annual bonuses and long-term incentives ahead of the competitive mid-point.

     Annual salaries are based on survey data provided to the Company by independent compensation specialists. Annual bonuses are payable under the Company's Annual Bonus Plan for Exempt Employees (the "Annual Bonus Plan") and are granted based upon the performance of both the Company and the individual plan participant. Each year the Committee sets performance goals for the Company, which consist of an earnings per share target or a return on net assets target, or a combination of both. In addition, the Committee annually sets a target bonus for each plan participant, expressed as a percentage of such participant's salary. Annual bonuses are awarded based upon the achievement, in whole or in part, of these Company and individual performance goals and are calculated as a percentage of the respective participants' salaries. The annual bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The annual bonuses for the Chief Executive Officer and Chief Operating Officer depend entirely on Company performance. For 1993, annual bonus awards were based on the Company's achievement of an earnings per share target. The 1993 target bonus for each of the Chief Executive Officer and the Chief Operating Officer was set at 30% of such officer's annual salary. However, the 1993 bonuses actually paid to such officers were only 22.5% of their respective base salaries, because the Company only partially met its 1993 performance goals.

     The Annual Bonus Plan also provides for stock option grants pursuant to the Company's 1987 Stock Option Plan (the "Option Plan") at the discretion of the Committee. Under the Option Plan, the Company makes initial option grants to employees at the time of hire, based on the employees' respective levels of responsibility. In addition, under the Option Plan, the Company makes annual option grants to its employees, based on their individual performance and potential. The stock option awards are granted on the basis of comparable and competitive levels of stock options awarded to comparable employees of other companies in the same industry and in the same geographic region, except that the Company's Chief Executive Officer has never been granted a stock option because he has a sizeable equity position in the Company. Stock options become exercisable at such time or times as the Committee prescribes. To date, all stock options granted under the Option Plan have been granted at fair market value as of the date of grant, vest in equal annual installments of 25% over each of the four following years and are exercisable for up to ten years, unless earlier terminated by death or separation from employment by the option holder. In 1993, the Chief Operating Officer was awarded stock options to purchase up to 50,000 shares of the Company's Class A Common Stock.

     The Company also has a target award program which provides for awards payable in cash. The payment of these awards for the program's 1991-1993 performance period was dependent upon the Company's achievement of a targeted earnings per share goal over such period. At the beginning of each three-year performance period included in the program, targeted cash award amounts are established as a percentage of each participant's annual salary for the last year of such period. The targeted cash award amounts established for the 1991-1993 performance period for the Chief Executive Officer and the Chief Operating Officer were 30% and 20% of their respective 1993 salaries. However, the awards actually paid to such officers for such period were 31% and 21% of their respective 1993 salaries, because the Company exceeded its targeted earnings per share goal.

     In 1993, the Company incorporated its target award program into The Timberland Company Long Term Incentive Plan for Senior Management (the "LTIP"). Under the LTIP, cash awards are payable based on the Company's achievement of a targeted earnings per share goal or a return on net assets goal, or a combination of both, as established by the Committee at the beginning of each three-year performance period.

     The amount of annual bonus awards under the Annual Bonus Plan and target awards under the LTIP which are actually paid may not exceed 150% of the respective bonus award goals and target award goals established for the relevant performance period. Amounts are paid in excess of 100% (but not above 150%) of these established goals when actual Company performance exceeds targeted results.

     The Company engaged a compensation consulting firm in 1993 to review the Company's executive compensation program. The consulting firm assisted the Committee in identifying market rates for overall compensation and for the short-and long-term portions of such compensation. The firm also helped to identify which combination of factors the Company should use to determine compensation appropriate to supporting the Company's short-and long-term goals.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to any of the company's chief executive officer and four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. Because it is anticipated that in 1994 all compensation to executive officers will be fully deductible under Section 162(m), the Compensation Committee has not yet found it necessary to take steps to qualify for deductibility any cash, incentive or other compensation, paid to executive officers.

                                                COMPENSATION COMMITTEE
                                                     Abraham Zaleznik, Chairman
                                                     Robert M. Agate
                                                     John F. Brennan
                                                     Thomas R. Schwarz


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the close of business on March 28, 1994, regarding the Class A Common Stock and Class B
Common Stock beneficially owned by (i) each person known to the Company to be a beneficial owner of more than 5% of the outstanding shares of either Class A
Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer and (iii) by all directors and executive officers as a group:

                                                            SHARES OWNED BENEFICIALLY
                                                  ---------------------------------------------
                                                         CLASS A                 CLASS B
                                                  ----------------------   --------------------
            NAME OF BENEFICIAL OWNER              NUMBER(1)(2)   PERCENT(3) NUMBER(2)   PERCENT
- ------------------------------------------------- --------       -------   ---------    -------
Sidney W. Swartz (4).............................       100         (5)    3,206,636(6)  99.06%
Judith H. Swartz and John E. Beard as Trustees of
  The Sidney W. Swartz 1982 Family Trust (4)..... 3,442,654(7)    45.18%      --          --
Jeffrey B. Swartz................................    38,814         (5)       18,717     (5)
Robert M. Agate..................................     2,640         (5)       --          --
John F. Brennan..................................    21,686         (5)       --          --
Thomas R. Schwarz................................    21,366         (5)       --          --
Abraham Zaleznik.................................    19,686         (5)       --          --
Kenneth A. Snyder................................    32,509         (5)       --          --
Edmund J. Feeley.................................     4,750         (5)       --          --
Jane E. Owens....................................     2,750         (5)       --          --
Edward J. Suleski, Jr............................     2,058         (5)       --          --
John R. Ranelli..................................       100         (5)       --          --
Frederick A. Conti...............................     4,976         (5)       --          --
All current executive officers and directors as a
  group (11 persons).............................   147,359        1.90%   3,225,353(6)  99.64%

[FN]
- ---------------

(1) Includes shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable within 60 days of March 28, 1994, as follows: Jeffrey B. Swartz, 30,750; Robert M. Agate, 1,250; John F. Brennan, 19,686; Thomas R. Schwarz, 19,686; Abraham Zaleznik, 19,686; Kenneth A. Snyder, 25,750; Frederick A. Conti, 2,625: Jane E. Owens, 2,450; Edmund J. Feeley, 3,750; and Edward J. Suleski, Jr., 1,875.

(2) Unless otherwise noted, represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares, sole voting power and sole investment power.

(3) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any securities that such person or group has the right to acquire within 60 days of March 28, 1994 pursuant to options, warrants, conversion privileges or other rights.

(4) Address: c/o The Timberland Company, 11 Merrill Industrial Drive, Hampton, NH 03842-5050.

(5) Does not exceed 1% of the class.

(6) Includes 10,500 shares of the Class B Common Stock held by The Swartz Family Charitable Trust, as to which Sidney Swartz, a trustee of such trust, disclaims beneficial ownership.

(7) The Trustees of The Sidney W. Swartz 1982 Family Trust share voting and investment power.

     Sidney Swartz, his sons and daughter, and The Swartz Family Charitable Trust (the "Charitable Trust"), of which Sidney Swartz and his wife are the two trustees, beneficially own all of the Company's outstanding Class B Common Stock. Additionally, The Sidney W. Swartz 1982 Family Trust (the "Family Trust"), a trust for the benefit of his family, owns 3,442,654 shares of the Company's Class A Common Stock. Sidney Swartz, the Charitable Trust and the Family Trust hold approximately 89% of the combined voting power of the Company's capital stock in the aggregate, enabling Sidney Swartz to control the Company's affairs, and enabling the Family Trust, which holds approximately 45% of the Class A Common Stock, to influence the election of the two directors entitled to be elected by the holders of the Class A Common Stock voting separately as a class. Jeffrey Swartz, Executive Vice President and Chief Operating Officer of the Company, is the son of Sidney Swartz and is one of the beneficiaries of the Family Trust. Sidney Swartz, by virtue of his ownership of shares of Class B Common Stock and by virtue of his position of influence (direct and indirect) over the Company, may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement between the Company and Sidney Swartz, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death, if Mr. Swartz should die while he is an employee of the Company. David Swartz serves as a member of the Company's Product Development Department and is the son of Sidney Swartz. The 1993 compensation of David Swartz was $73,356.

                             FINANCIAL INFORMATION

     The Company's 1993 Annual Report to Stockholders which includes audited financial statements and other business information was mailed to the stockholders of the Company on or about March 29, 1994.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed by the Company with the Securities and Exchange Commission, may be obtained without charge by contacting the

Director of Investor Relations of The Timberland Company, 11 Merrill Industrial Drive, P.O. Box 5050, Hampton, New Hampshire 03842-5050 (Telephone:
603/926-1600).

               COMPLIANCE WITH SECTION 16(A) EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Class A Common Stock are required to report their ownership of the Company's Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied by such persons during and with respect to fiscal year 1993, except that Kenneth A. Snyder, failed to file with the Securities and Exchange Commission on a timely basis one report relating to two transactions. In making these disclosures, the Company has relied solely on written representations of its directors, its executive officers and persons holding more than ten percent of the Company's Class A Common Stock and copies of the reports that these persons have filed with the Securities and Exchange Commission and furnished to the Company.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 1995 Proxy Statement and proxy relating to that meeting, provided they are received by the Secretary of the Company no later than December 20, 1994 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

PROXY

                            THE TIMBERLAND COMPANY
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 1994

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote, as designated on the reverse side hereof, all shares of the Class A Common Stock of The Timberland Company at the Annual Meeting of Stockholders of The Timberland Company to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110 on Thursday, May 19, 1994, at 9:30 a.m. and at any adjournments or postponements thereof, which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side thereof as hereinafter specified.

        Each share of Class A Common Stock entitles the holder of record thereof at the close of business on April 15, 1994 to one vote per share, and each share of Class B Common Stock entitles the holder of record thereof at the close of business on April 15, 1994 to ten votes per share. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees for director, Messrs. Brennan and Schwarz, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of the other four nominees for director, Messrs. Agate, Jeffrey Swartz, Sidney Swartz and Zaleznik.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT SIX AND TO ELECT THE SIX NOMINEES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS NOT NOW KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

          (Continued and to be dated and signed on the reverse side)

                                                             /SEE REVERSE SIDE/


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

   To fix the number of directors at six for the coming year, subject to further action by the Board of Directors as provided in the By-Laws, and to elect the following nominees:
   Sidney W. Swartz, Jeffrey B. Swartz, Robert M. Agate,
   John F. Brennan, Thomas R. Schwarz and Abraham Zaleznik.

      / / FOR ALL NOMINEES                / / AGAINST ALL NOMINEES

                                                         MARK HERE FOR
/ /______________________________________                ADDRESS CHANGE
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE                AND NOTE BELOW  / /




If an individual:

Please sign your name below exactly as it appears hereon
(if held jointly, all individuals must sign).

If a corporation, partnership, trust or guardian:

Please print name of entity, indicate your capacity and sign your name below. Only authorized individuals should sign on behalf of the entity.

Entity: _______________________________________________

Title: ________________________________________________

Print Name: ___________________________________________


Signature:________________________________ Date _______

Signature:________________________________ Date _______